Exhibit 21
MASCO CORPORATION
(a Delaware corporation)

Subsidiaries as of December 31, 2024

Directly owned subsidiaries are located at the left margin; each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

NAME	JURISDICTION OF FORMATION
Airex 3, LLC	Michigan
Behr Process LLC[1]	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Masco Support Services Company	Delaware
Behr Sales LLC	California
Delta Faucet Support Services LLC	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Watkins Support Services LLC	Delaware
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company	Michigan
Brasstech, Inc.[2]	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
Kraus USA Plumbing LLC	Delaware
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Asia Co. Ltd.	China
Masco Building Products Corp.	Delaware
Masco Capital Corporation	Delaware
Masco Chile Limitada[3]	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company[4]	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, LLC	Delaware
Masco Europe S.C.S.	Luxembourg
1 Also conducts business under the assumed names Behr Paint Company, Behr Pro and Work Tools Applicators Co.
2 Also conducts business under the assumed names Ginger, Motiv, Newport Brass and Newport Metal Finishing, Inc.
3 Masco Corporation’s ownership is 99.99%.
4 Also conducts business under the assumed names Brizo Kitchen & Bath, Masco Bathing Company, Peerless Faucet Company and Product Research Company.

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Exhibit 21

NAME	JURISDICTION OF FORMATION
Masco Europe S.à r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Paint (Beijing) Commercial Co., Ltd.	China
Masco Canada Limited[5]	Canada
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Hansgrohe SE [6]	Germany
Easy Sanitary Solutions B.V.	Netherlands
ESS Assemblage GmbH	Germany
ESS GmbH	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Shanghai Hansgrohe International Trading Co., Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe CS s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Sanitary Products LLC	Egypt
Hansgrohe Wasselonne S.A.S.	France
Hansgrohe S.à r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K.	Japan
Hansgrohe, S. de R.L. de C.V.	Mexico
Hansgrohe B.V.	Netherlands
Hansgrohe Sp. Z.o.o.	Poland
Hansgrohe South Africa (Pty) Ltd.	Republic of South Africa
Hansgrohe Romania S.R.L.	Romania
Hansgrohe DOO VALJEVO, POPUČKE	Serbia
Hansgrohe Pte. Ltd.	Singapore
5 Also conducts business under the assumed name Delta Faucet Canada.
6 Masco Germany Holding GmbH owns 68.35%.

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Exhibit 21

NAME	JURISDICTION OF FORMATION
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armatür Sanayi ve Ticaret Limited Sirketi	Turkey
Hansgrohe Ltd.	United Kingdom
Sauna360 Group Oy	Finland
Sauna360 Holding AB	Sweden
Sauna360 AB	Sweden
Sauna360 Oy	Finland
Kiinteistö Oy Sauna360	Finland
Sauna360 Ltd	United Kingdom
Tempered Products Inc.	Taiwan
Watkins Europe B.V.	Belgium
Masco Home Products S.à r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet Company India Private Limited	India
SmarTap A.Y Ltd.	Israel
Steamist, Inc.	Pennsylvania
Masco Framing Corp.	Delaware
Masco Ventures LLC	Delaware
Mascomex, S.A. de C.V.	Mexico
Mercury Plastics LLC	Delaware
My Service Center, Inc.[7]	Delaware
NCFII Holdings Inc.	Delaware
SAUNA360 Holding, Inc	Delaware
SAUNA360 Inc.	Minnesota
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
Watkins Manufacturing Corporation[8]	California
Hot Spring Spa Australasia Pty Ltd[9]	Australia
Hot Spring Spas New Zealand Limited[10]	New Zealand
Tapicerias Pacifico, SA de CV	Mexico
Wellness Marketing Corporation[11]	Delaware

7 Also conducts business under the assumed name Masco Service Center.
8 Also conducts business under the assumed names Caldera Spas, Custom Fiber Engineering, Inc., Hot Spring Spas and Watkins Wellness.
9 Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.
10 Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.
11 Also conducts business under the assumed name Endless Pools.

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Exhibit 21

SHELL COMPANIES

Name	Jurisdiction	Ownership

Cal-Style Furniture Mfg. Co.	California	Masco Corporation

NAME HOLDING COMPANIES

Name	Jurisdiction	Ownership

Masco Screw Products Company	Michigan	Masco Corporation
Peerless Faucet Corporation	Indiana	Masco Corporation of Indiana

COMPANIES IN THE PROCESS OF BEING DISSOLVED OR LIQUIDATED

Name	Jurisdiction	Ownership

Masco Home Products Limitada	Chile	Masco Corporation

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